FIRST AMENDMENT TO
                          STORAGE TRUST PROPERTIES, L.P.
                              AMENDED AND RESTATED
                         AGREEMENT OF LIMITED PARTNERSHIP

This Amendment, dated as of November 12, 1996, amends the Amended and Restated Agreement of Limited Partnership, dated as of November 16, 1994 (the "Partnership Agreement"), of Storage Trust Properties, L.P., a Delaware limited partnership (the "Partnership"), by and among Storage Trust Realty, a Maryland real estate investment trust, as the General Partner (the "General Partner"), and the Persons whose names are set forth on Exhibit A to the Partnership Agreement, as the Limited Partners (the "Limited Partners"), together with any other Persons who become Partners in the Partnership as provided in the Partnership Agreement.

                                W I T N E S E T H:

WHEREAS, the Partnership is a Delaware limited partnership existing under the Delaware Revised Uniform Limited Partnership Act (the "Act") pursuant to the Partnership Agreement;

WHEREAS, pursuant Section 14.1(b)(4), the General Partner has the power, without the consent of the Limited Partners, to amend the Partnership Agreement in order to cure any ambiguity;

WHEREAS, the General Partner has determined that Section 11.7(a) of the Partnership Agreement contains an ambiguity regarding which Limited Partners are bound by the Registration Rights and Lock-up Agreement and with respect to which Units such Limited Partners are so bound; and

WHEREAS, the General Partner desires to amend the Partnership Agreement to cure such ambiguity.

NOW, THEREFORE, pursuant the authority granted in Section 14.1(b)(4) of the Partnership Agreement, the General Partner hereby amends the Partnership Agreement as follows:


  1.    Amendment.    Effective  as  of  the date hereof, Section 11.7(a) of the
Partnership Agreement is hereby amended (i) by adding the phrase "who is a Limited Partner as of November 16, 1994" immediately following the words "Each Limited Partner" in the last sentence of such Section 11.7(a) and (ii) by adding the phrase ", with respect to Units owned by such Limited Partner as of November 16, 1994," immediately following the words "to be bound" in the last sentence of such Section 11.7(a).

  2.    Continuing  Effectiveness.    As  herein  amended, the Partnership
Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

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  3.    Governing  Law.   This Amendment shall be governed by the internal
laws of the State of Delaware.

  4.    Defined  Terms.    Capitalized  terms  used and not defined herein
shall have the respective meanings assigned such terms in the Partnership Agreement.

IN WITNESS WHEREOF, the undersigned, the General Partner of the Partnership, has executed this Amendment to the Partnership Agreement as of the date first above written.

                          STORAGE TRUST REALTY

                                               By: /s/ MICHAEL G. BURNAM
                                               Name:   Michael G. Burnam
                                               Title:  Chief Executive Officer